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                                                                   EXHIBIT 10.30



                         SEVERANCE PROTECTION AGREEMENT


                  THIS AGREEMENT made as of the first day of July, 2001, by and between Gadzooks, Inc. (the "COMPANY") and James F. Wimpress, Jr. (the "EXECUTIVE").

                  WHEREAS, the Board of Directors and the Executive desire to enter into this Agreement to provide certain benefits to the Executive upon the termination of employment of the Executive under certain conditions;

                  WHEREAS, the Board of Directors of the Company (the "BOARD") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the Company's key management personnel because of the uncertainties inherent in such a situation;

                  WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders for the Company to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security;

                  WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive's employment is terminated under certain conditions, including as a result of, or in connection with, a Change in Control, and to provide the Executive with the Gross-Up Payment (as hereinafter defined); and

                  WHEREAS, by entering into this Agreement, the Executive will agree to certain restrictions on his ability to compete with the Company or solicit employees of the Company following his termination of employment, and the Company will benefit from said restrictions.

                  NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

                  1. Term of Agreement. This Agreement shall commence as of July 1, 2001 and shall continue in effect through December 31, 2001 (the "TERM"); provided, however, that on January 1, 2002, and on each January 1 and July 1 thereafter, the Term shall automatically be extended for six (6) months unless either the Executive or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of twelve (12) months after such occurrence.

                  2. Termination of Employment in Connection with a Change in Control. If, during the Term, the Executive's employment with the Company shall be terminated within six (6) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                      (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive his or her Accrued Compensation. In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his or her beneficiaries a Pro Rata Bonus. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefits plans and other applicable programs and practices then in effect.

                      (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 2(a), the Executive shall be entitled to the following:

                           (1) the Company shall pay the Executive all Accrued
Compensation and a Pro Rata Bonus; and

                           (2) the Company shall pay the Executive as severance
pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount determined by multiplying 0.5 times the sum of (i) the Executive's Base Amount and (ii) the Executive's Bonus Amount.

                      (c) If (X) the Executive's employment is terminated by the Company without Cause, or (Y) the Executive terminates employment for Good Reason (1) within six (6) months prior to a Change in Control, or (2) prior to the date of a Change in Control but the Executive reasonably demonstrates that such (X) termination or (Y) event or condition (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "THIRD PARTY") and who effectuates a Change in Control or (B) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control, provided a Change in Control shall actually have occurred.

                      (d) (1) Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive, by the Company, any Affiliate, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to any of the terms of this Agreement or otherwise (the "TOTAL PAYMENTS"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred


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to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

                           (2) Determination By Accountant. All mathematical
determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 2(d), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2(d)(2), shall be made by an independent accounting firm selected by the Executive from among the five (5) largest accounting firms in the United States (the "ACCOUNTING FIRM"), which shall provide its determination (the "DETERMINATION"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise
Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his or her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("UNDERPAYMENT"), or that Gross-Up Payments will have been made by the Company which should not have been made ("OVERPAYMENTS"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he or she has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 2(d)(1), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment.


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                      (e) The amounts provided for in Sections 2(a) and 2(b)(1)
and (2), shall be paid in a single lump sum cash payment within thirty (30) days after the Executive's Termination Date (or earlier, if required by applicable law).

                      (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3(a) below.

                      (g) The payments and benefits provided for in this Section 2 shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan or any other plan, agreement or arrangement of the Company.

                  3. Termination of Employment Not in Connection with a Change in Control. If the Executive's employment with the Company is terminated at any time other than within six (6) months following a Change in Control or the time specified under Section 2(c), the Executive shall be entitled to the compensation, payments and benefits set forth in Sections 2(a) through 2(g) under the conditions set forth in Sections 2(a) through 2(g) except the severance benefits described in Section 2(b)(2) shall be paid to the Executive in the form of a biweekly periodic salary continuation payment for six months from the Termination Date.

                  4. Notice of Termination. Any intended termination of the Executive's employment by the Company shall be communicated by a Notice of Termination from the Company to the Executive, and any intended termination of the Executive's employment by the Executive for Good Reason shall be communicated by a Notice of Termination from the Executive to the Company.

                  5. Non-Competition, Non-Solicitation, Non-Interference and Confidentiality.

                      (a) The Executive agrees that upon termination of his employment with the Company, he will not, without the prior written consent of the Company, for a period of six (6) months thereafter (the "RESTRICTED PERIOD"), alone or with or for others, in whatever, capacity, directly or indirectly, solicit or attempt to solicit clients or customers of the Company, or solicit or attempt to solicit employees of the Company to leave the Company's employ.

                      (b) The Executive agrees that during the Restricted Period he will not interfere with the relationship between the Company and any of its vendors.

                      (c) The Executive agrees that, during the Restricted Period, he shall not, for himself or any third party, directly or indirectly, engage in any business activity or accept employment with any entity that is or may be competitive with the Company in the field of retail sales (including, but not limited to, internet retail sales and mail-order retail sales), of moderately priced men's and women's casual apparel and accessories ("COMPETITOR"), without prior written consent of the Company. The Executive agrees that, prior to engaging in any such activity or accepting employment with a Competitor or any entity that could reasonably be deemed a


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Competitor during the Restricted Period, the Executive shall advise the Company in writing of the Executive's intentions and seek the Company's approval. Company approval shall apply only with respect to the activity or position approved and the Executive shall be obligated to obtain Company approval with respect to any subsequent change of activity or position or employment during the Restricted Period. The Executive also agrees that, during the Restricted Period, the Executive shall not hold any stock in a Competitor other than passive minority interests comprising less than 2% of the outstanding stock of a publicly traded Competitor.

                      (d) Without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose any trade secrets, customer lists, supplier lists, drawings, designs, information regarding product development, marketing plans, sales plans, management plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans, financial records or any other financial, commercial, business or technical information relating to the Company or information designated as confidential or proprietary that the Company may receive belonging to suppliers, customers or others who do business with the Company (collectively, "CONFIDENTIAL INFORMATION") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this section 5(d)).

                  6. Fees and Expenses.

                      (a) If the employment of the Executive is terminated under section 2(a) or 2(c) of this Agreement, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (x) the termination of the Executive's employment by the Company or by the Executive for Good Reason (including all such fees and expenses, if any, incurred in contesting, defending or disputing the basis for any such termination of employment), (y) the Executive's hearing before the Board as contemplated in Section 17.5 of this Agreement or (z) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

                      (b) If the employment of the Executive is terminated for reasons or in circumstances not related to those described in section 2(a) or 2(c) of this Agreement, the Company shall only pay the legal fees and related expenses described in section 6(a) to the extent that the Company is unsuccessful in the result of any litigation or other legal proceeding arising out of the termination of the employment of the Executive.

                  7. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the


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respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                  8. Nature of Rights. The Executive shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to this Agreement, for purposes of Title I of ERISA. Except as provided in Section 2(g), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                  9. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

                  10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

                  11. Survival. The provisions in Section 5 of this Agreement shall survive the expiration of this Agreement.

                  12. Successors; Binding Agreement.

                      (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns. The Company shall require its Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.


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                      (b) Neither this Agreement nor any right or interest
hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  13. Mediation; Governing Law.

                      (a) Any dispute or controversy arising under or in connection with this Agreement shall be first submitted to mediation. The mediation shall be held in Dallas County in the State of Texas and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes (Employment Mediation Rules) of the American Arbitration Association then in effect at the time of the mediation, and otherwise in accordance with principles which would be applied by a court of law or equity. Mediation shall only be binding if it is acceptable to both the Company and the Executive.

                      (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the conflict of laws principles thereof. If mediation does not result in resolution of any dispute or controversy arising under or in connection with this Agreement, a party may bring an action. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Dallas County in the State of Texas.

                  14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

                  16. Release. The Executive agrees that payment hereunder is conditioned upon the execution of a release ("GENERAL RELEASE") in the form attached hereto.

                  17. Definitions.

                      17.1. Accrued Compensation. For purposes of this Agreement, "ACCRUED COMPENSATION" shall mean all amounts of compensation for services rendered to the Company that have been earned or accrued through the Termination Date but that have not been paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) vacation pay and (d) bonuses and incentive compensation; provided, however, that Accrued Compensation shall not include any amounts described in clause (a) or clause (d) that have been deferred pursuant to any salary reduction or deferred compensation elections made by the Executive.


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                      17.2. Affiliate. For purposes of this Agreement,
"AFFILIATE" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

                      17.3. Base Amount. For purposes of this Agreement, "BASE AMOUNT" shall mean the Executive's base salary in effect on July 1, 2001, or, if greater, in effect at any time thereafter.

                      17.4. Bonus Amount. For purposes of this Agreement, "BONUS AMOUNT" shall mean the target annual bonus payable to the Executive in respect of the fiscal year during which the Termination Date occurs.

                      17.5. Cause. For purposes of this Agreement, a termination of employment is for "CAUSE" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive:

                      (a) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or

                      (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this Section 17.5(b) until (1) there shall have been delivered to the Executive a copy of a written notice, signed by a duly authorized officer of the Company, setting forth that the Executive was guilty of the conduct set forth in this Section 17.5(b) and specifying the particulars thereof in detail, and (2) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires).

                      No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given to the Company by the Executive shall constitute Cause for purposes of this Agreement.

                      17.6. Change in Control. A "CHANGE IN CONTROL" shall mean the occurrence during the term of the Agreement of:


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                      (a) An acquisition (other than directly from the Company)
of any common stock of the Company ("COMMON STOCK") or other voting securities of the Company entitled to vote generally for the election of directors (the "VOTING SECURITIES") by any "PERSON" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), immediately after which such Person has "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition by (i) a Company employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "SUBSIDIARY"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                      (b) The individuals who, as of the date hereof, are members of the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board, provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "ELECTION CONTEST" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                      (c) The consummation of:

                            (1) A merger, consolidation or reorganization with
or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "NON-CONTROL TRANSACTION" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                                 (A) the shareholders of the Company,
immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,


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                                 (B) the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Company; or Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                 (C) no Person other than (i) the Company, (ii)
any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                      (2) A complete liquidation or dissolution of the Company;
or

                      (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  17.7. Company. For purposes of this Agreement, all references to the Company shall include its Successors and Assigns.

                  17.8. Disability. For purposes of this Agreement, "DISABILITY" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his or her duties with the Company for six (6) consecutive months, and within the time period set forth in a Notice of Termination given to the Executive (which time period shall not be less than thirty (30) days), the Executive shall not have returned to full-time performance of his or her duties.


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


                  17.9. Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean the occurrence of any of the following events or conditions, provided, however, that a termination for Good Reason shall only be effective if the Executive provides the Company with at least thirty (30) days' written Notice of Termination describing the circumstances giving rise to his possible termination for Good Reason and the Company fails to cure such circumstances within those thirty (30) days:

                      (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his or her status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him or her to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his or her death or by the Executive other than for Good Reason;

                      (2) a reduction in the Executive's annual base salary below the Base Amount;

                      (3) the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company in which the Executive participated, within twenty-one (21) days of the date such compensation is due;

                      (4) the failure by the Company (A) to continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating on July 1, 2001, including, but not limited to, any of the plans listed in Appendix A hereto, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive; provided, however, that if such material compensation or employee benefit plans are increased at any time after July 1, 2001, then the failure to continue those greater material compensation or employee benefit plans will constitute Good Reason; or (B) to provide the Executive with compensation and benefits, which in the aggregate, are at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Executive was participating on July 1, 2001; provided, however, that if the aggregate compensation and benefits provided for under each other compensation or employee benefit plan, program and practice in which the Executive participates at any time after July 1, 2001 are increased after July 1, 2001, then the failure to provide the Executive with such aggregate greater compensation and benefits shall constitute Good Reason;

                      (5) the failure of the Company to obtain from its Successors or Assigns the express assumption and agreement required under
Section 12 hereof; or

                      (6) any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the terms set


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


forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause).

                  17.10. Notice of Termination. For purposes of this Agreement, "NOTICE OF TERMINATION" shall mean a written notice of termination of the Executive's employment, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  17.11. Pro Rata Bonus. For purposes of this Agreement, "PRO RATA BONUS" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365.

                  17.12. Successors and Assigns. For purposes of this Agreement, "SUCCESSORS AND ASSIGNS" shall mean, with respect to the Company, a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be (including this Agreement), whether by operation of law or otherwise.

                  17.13. Termination Date. For purposes of this Agreement, "TERMINATION DATE" shall mean (a) in the case of the Executive's death, his or her date of death, (b) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty (30) day period) and (c) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive his or her Base Amount and continue the Executive as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance and disability benefit plans in which he or she was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section whether or not the dispute is resolved in favor of the Company, and the Executive shall not be obligated to repay to the Company any amounts paid or benefits provided pursuant to this sentence.


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


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.


                                GADZOOKS, INC.



                                By:      /s/ Gerald R. Szczepanski
                                         ---------------------------------------
                                Name:    Gerald R. Szczepanski
                                Title:   Chief Executive Officer and Chairman of
                                         the Board


                                By:      /s/ James F. Wimpress, Jr.
                                         ---------------------------------------
                                Name:    James F. Wimpress, Jr.



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